Exhibit 10(n)
AMENDMENT
TO THE
EFH SECOND SUPPLEMENTAL RETIREMENT PLAN

WHEREAS, Energy Future Holdings Corp. ("Company") sponsors the EFH Second
Supplemental Retirement Plan, as amended and restated as of January 1, 2010, and as amended thereafter ("Plan"); and

WHEREAS, in accordance with the provisions of Section 5.1 of the Plan, the Company desires to amend the Plan to designate the members of the committee that administers the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.    Section 2.7 of the Plan is hereby amended in its entirety to read as follows:

"2.7 "Committee" shall mean the Non-Qualified Plan Committee of the
Company, whose members shall be comprised of the individuals serving in the following positions (or such other equivalent positions as determined by the
Corporate Secretary of EFH):

Senior Vice President, Chief Information Officer
Executive Vice President, Human Resources
Senior Vice President, Treasurer"

2.    Unless otherwise defined herein each of the capitalized terms used herein shall have the meaning given it in the Plan.

3.     Except as amended hereby, the Plan remains unchanged and in full force and effect in accordance with its terms.

EXECUTED as of 6/17, 2011

ENERGY FUTURE HOLDINGS CORP.

By:     /s/ Richard J. Landy
Name:    Richard J. Landy
Title:    EVP, HR